UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025 (April 30, 2025)

Silver Point Specialty Lending Fund

(Exact name of registrant as specified in its charter)

Maryland	000-56533	47-1577585
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Greenwich Plaza, Suite 1
Greenwich, Connecticut	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 542-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On April 30, 2025, Silver Point Specialty Lending Fund (the “Fund”) entered into Liquidity Election Form agreements with each of the owners of its common shares of beneficial interest, par value $0.001 per share (the “Common Shares”). The Fund was required to provide its shareholders with the opportunity to sell their Common Shares at net asset value prior to June 30, 2025, or the Fund would have been required to begin winding up its affairs. The Liquidity Election Forms permitted each shareholder to sell their Common Shares to new investors at the Fund’s net asset value as of April 30, 2025 (the “Liquidity Event”). Among the shareholders signing Liquidity Election Forms were Edward Mulé, the Fund’s chief executive officer and a Trustee of the Fund, who also subscribed for new Common Shares. The Fund’s president, Anthony DiNello, also signed a Liquidity Election Form and sold shares in the Liquidity Event. Due to the Liquidity Event, the Fund will not be required to begin winding up its affairs on June 30, 2025 and will be able to continue its operations perpetually. The description above is only a summary of the material provisions of the Liquidity Election Form and is qualified in its entirety be reference to the provisions of the form of Liquidity Election Form filed herewith as Exhibit 10.1.

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 30, 2025, the Fund convened a Special Meeting of Shareholders (the “Meeting”). At the Meeting, the Fund’s shareholders voted on three proposals (the “Proposals”), each of which was approved.

The Proposals are described in detail in the Fund’s definitive proxy statement for the Meeting as filed with the Securities and Exchange Commission (the “SEC”) on April 4, 2025. As of February 20, 2025, the record date for the Meeting, the Fund had 36,907,451 Common Shares outstanding. The final voting results from the Meeting were as follows:

Proposal 1.

The Fund’s shareholders approved the Fourth Amended and Restated Investment Advisory Agreement between the Fund and Silver Point Specialty Credit Fund Management, LLC (the “Adviser”), which replaces the current investment advisory agreement between the Fund and the Adviser, modifying the fee structure as follows: (i) the management fee will increase from 0.75% of each shareholder’s aggregate net capital contribution to 1.25% of SPSL’s net assets, (ii) the incentive fee for both income incentive compensation and capital gain incentive compensation will be reduced from 15% to 12.5% and (iii) the hurdle rate for the incentive compensation will be reduced from 7% to 6%. A copy of the Fourth Amended and Restated Investment Advisory Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

For	Against	Abstained
31,733,011	—	5,174,440

Proposal 2.

The Fund shareholders approved the application of the reduced asset coverage requirements found in Section 61(a)(2) of the Investment Company Act of 1940, permitting the Fund to increase the maximum amount of leverage that it is permitted to incur by reducing the asset coverage requirement from 200% to 150%.

For	Against	Abstained
31,726,338	6,673	5,174,440

Proposal 3.

The Fund shareholders approved amendments to the Fund’s Second Amended and Restated Declaration of Trust that provides the Board flexibility to call an annual meeting of shareholders for the purpose of electing Trustees prior to the listing of the Fund’s shares on a national securities exchange. A copy of the Second Amended and Restated Declaration of Trust is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

For	Against	Abstained
31,733,011	—	5,174,440

Item 7.01	Reg FD Disclosure.

Amendment of By-Laws. On February 19, 2025, the Board of Trustees of the Fund approved the Second Amended and Restated By-Laws of the Fund (the “Amended By-Laws”), contingent upon the Fund’s shareholders approving the Proposals. The Amended By-Laws became effective on April 30, 2025, upon shareholder approval of all of the Proposals. A copy of the Amended By-Laws is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Second Amended and Restated Declaration of Trust

3.2	Second Amended and Restated Bylaws

10.1	Form of Liquidity Election Form

10.2	Fourth Amended and Restated Investment Advisory Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Point Specialty Lending Fund

	By:	/s/ James Kasmarcik
	Name:	James Kasmarcik
	Title:	Secretary

DATE: May 6, 2025

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